CIFC CORP. 250 Park Avenue New York, NY 10177	Investor Relations Investor@CIFC.COM (646) 367-6633
NASDAQ: CIFC

CIFC Completes Previously Announced Succession Process

Company Appoints Stephen Vaccaro and Oliver Wriedt as Co-Presidents

NEW YORK, February 25, 2014 - CIFC Corp. (NASDAQ: CIFC) (“CIFC” or the “Company”) today announced today that Stephen Vaccaro, the Company’s Chief Investment Officer, and Oliver Wriedt, the Company’s Head of Capital Markets & Distribution, have been named Co-Presidents. Concurrent with the appointments, Peter Gleysteen, the Company’s Founder, has resigned as Chief Executive Officer, President and member of CIFC’s management committee, and, as previously announced, has entered into a multi-year contract to serve as Vice Chairman of the CIFC Board of Directors and remain actively involved with select funds managed by the Company.

“The company has great capabilities in place and is well positioned for the opportunities ahead,” said Mr. Gleysteen. “I look forward to the success of CIFC’s next phase.”

“We are pleased to appoint Steve and Oliver as Co-Presidents,” said Robert Machinist, Chairman of the Company’s Board of Directors. “As members of CIFC’s long-standing management committee, both Steve and Oliver know our business well. Their significant leadership experience and expertise in portfolio management will contribute to our future success as CIFC continues to expand its business and develop innovative investment strategies.”

Stephen Vaccaro

Mr. Vaccaro has 36 years of experience in corporate lending and asset management. He previously served as legacy CIFC's Co-Chief Investment Officer and was named Chief Investment Officer of CIFC upon its merger with Deerfield Capital Corp.

Mr. Vaccaro spent 25 years at JPM where he began his banking career and where he received his credit training. At JPM, Mr. Vaccaro's roles included Managing Director and Co-Head of the firm's Media group. Mr. Vaccaro's experience at JPM also included merchant banking, including mezzanine and equity co-investing, and roles as a credit supervising officer in the bank's Corporate Banking department, member of the bank's Credit Audit group and Team Leader in the firm's Land Transportation and Global Automotive corporate lending groups.

Mr. Vaccaro holds a B.A. in Economics from Cornell University.

Oliver Wriedt

Mr. Wriedt has 21 years of experience in credit, structuring, portfolio management and business development.

Prior to joining CIFC, Mr. Wriedt was a Managing Director in Providence Equity Partner's Capital Markets Group based in New York. Prior to joining Providence in 2010, Mr. Wriedt was a Partner at Sciens Capital Management. Previously, he was a Partner and Global Co-Head of Marketing and Structured Products at GoldenTree Asset Management. Mr. Wriedt spent six years at Deutsche Bank in London and New York, where he held several sales management positions, most recently as a Managing Director running the alternative asset solutions effort in North America. Before joining Deutsche Bank in 1998, Mr. Wriedt spent five years at NORD/LB in Hanover, Singapore and New York.

Mr. Wriedt received a B.A. in History and Economics from Duke University.

About CIFC

CIFC is a fundamentals-based, relative value credit manager. Headquartered in New York, CIFC is an SEC registered investment adviser and a publicly traded company (NASDAQ: CIFC). We currently serve over 200 institutional investors globally. For more information, please visit CIFC's website at www.cifc.com.

Forward-Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 which reflect CIFC's current views with respect to, among other things, CIFC's operations and financial performance. You can identify these forward-looking statements by the use of words such as "outlook," "believes," "expects," "potential," "continues," "may," "will," "should," "seeks," "approximately," "predicts," "intends," "plans," "estimates," "anticipates" or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. CIFC believes these factors include but are not limited to those described under the section entitled "Risk Factors" in its Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as such factors may be updated from time to time in its periodic filings with the Securities and Exchange Commission, which are accessible on the SEC's website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the filings. CIFC undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.